EXHIBIT 10.89

THIS AGREEMENT IS SUBJECT TO ARBITRATION

UNDER THE TEXAS GENERAL ARBITRATION ACT

RIGHT OF FIRST REFUSAL AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into effective this 31st day of December , 2004, by and between CAP ROCK ENERGY CORPORATION (the “Company”), a Texas corporation, and ALFRED J. SCHWARTZ and ROBERT G. HOLMAN, Trustees (together with their successors, the “Trustees”) of the CAP ROCK ENERGY CORPORATION SHAREHOLDERS’ TRUST (the “Trust”) dated of even date herewith.

BACKGROUND

A.  The Trust is presently the owner of record of 346,958 shares of common stock, $.01 par value, of the Company and may, through stock splits or other means, hereafter acquire additional shares of the common stock, $.01 par value of the Company (collectively, the “Shares”);

B.  The Trust and the Company recognize that due to the limited number of shares of the Company sold on the open market, the sale of the Shares in more than limited numbers would have a detrimental effect upon the market value of the Shares and the Beneficial Owners;

C.  In order to protect the value of the Shares, the Trust desires to grant to the Company, and the Company desires to obtain from the Trust, the exclusive right of first refusal to purchase the Shares upon and subject to the terms and conditions hereinafter set forth.

TERMS AND CONDITIONS

In consideration of the sum of $10.00 in cash paid by the Company to the Trust, the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.  GRANT OF RIGHT OF FIRST REFUSAL.  The Trust hereby grants to the Company the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Shares. For purposes of this Agreement, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Shares intended to be made by the Trust or any subsequent holder of the Shares (“Holder”), but shall not include any Permitted Transfer to a Beneficial Owner.

2.  NOTICE OF INTENDED DISPOSITION. In the event any Holder desires to sale or otherwise dispose of all or any part of the Shares on the open market or accept a bona fide third-party offer for the transfer of any or all of such shares (the Shares subject to such intention to sale or offer to be hereinafter referred to as the “Target Shares”), Holder shall promptly deliver to the Company written notice (the “Disposition Notice”) of the terms of the proposed sale, including the purchase price and the identity of any third-party offeror.

3.  EXERCISE OF THE FIRST REFUSAL RIGHT. The Company shall, for a period of twenty (20) business days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Holder consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Holder prior to the expiration of the exercise period. If such right is exercised with respect to all the Target Shares, then the Company shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Company.

If the intended method of sale or disposition of the shares specified in the Disposition Notice is through open market sales, the purchase price to be paid by the Company for the Shares shall be the average of the Current Per Share Market Price (as such term is hereinafter defined) of the Shares for thirty (30) consecutive Trading Days (as such term is hereinafter defined) ending five Trading Days preceding the delivery of the Exercise Notice (as such term is defined in Section 3 of this Agreement) by the Company. The “Current Per Share Market Price” means the closing price for each day which shall be the last sale price, regular way, or, in case no sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Shares are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last sales price, or if not so reported, then the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ or such other system then in use of, if on any such date the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares, which professional market maker shall be selected by the Holder and agreeable to the Company, less any commission, fees or other charges that would have been paid by Holder in connection with the sale or disposition of the Shares or deducted from any proceeds thereof . The term “Trading Days” means a day on which the American Stock Exchange or other principal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Texas are not authorized or obligated by law or executive order to close.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Holder and the Company cannot agree on such cash value within ten (10) business days after the Company’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Holder and the Company or, if they cannot agree on an appraiser within twenty (20) business days after the Company’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Holder and the Company. The closing shall then be held on the LATER of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

4. NON-EXERCISE OF THE FIRST REFUSAL RIGHT. In the event the Exercise Notice is not given to Holder prior to the expiration of the twenty (20) business-day exercise period, Holder shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice or in open market sales if the Notice of Disposition specified open market sales as the method of disposition, upon terms (including the purchase price) no more favorable to the purchaser than those specified in the Disposition Notice; PROVIDED, however, that any such sale or disposition must not be effected in contravention of the provisions of Section 12 hereof. In the event Holder does not affect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Holder until such right lapses.

5. PARTIAL EXERCISE OF THE FIRST REFUSAL RIGHT. In the event the Company makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Holder shall have the option, exercisable by written notice to the Company delivered within five (5) business days after Holder’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(i) sale or other disposition of all the Target Shares on the open market or to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Section 4, as if the Company did not exercise the First Refusal Right; or

(ii) sale to the Company of the portion of the Target Shares which the Company has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Holder’s failure to deliver timely notification to the Company shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

6.  ESCROW.

A. DEPOSIT. The certificates for the Shares which are subject to the Repurchase Right shall be deposited in escrow with the Company to be held in accordance with the provisions of this Section 6. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 3. Upon delivery of the certificates (or other assets and securities) to the Company, Holder shall be issued a receipt acknowledging the number of Shares (or other assets and securities) delivered in escrow.

B. RECAPITALIZATION. Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Shares shall be immediately delivered to the Company to be held in escrow under this Section 6, but only to the extent the Shares are at the time subject to the escrow requirements hereunder. However, all regular cash dividends on the Shares (or other securities at the time held in escrow) shall be paid directly to Holder and shall not be held in escrow.

C. RELEASE/SURRENDER. The Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

(i) Should the Company elect to exercise the First Refusal Right with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for those Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Company concurrently with the payment of the purchase price for such Target Shares to Holder, and Holder shall cease to have any further rights or claims with respect to such       Target Shares (or other assets or securities attributable thereto).

(ii) Should the Company elect NOT to exercise the First Refusal Right with      respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for those shares (together with any other assets or securities attributable thereto) shall be immediately released to Holder.

(iii) Transfers of Shares to a Beneficial Owner (and any other vested assets and securities attributable thereto) shall be released within thirty (30) days.

7.  TERM.  The term of this Agreement shall commence on the date of this Agreement and shall continue until December 31, 2009

8.  CLOSING.  The consummation of the purchase of the Shares (the “Closing”) by the Company shall take place at the principal executive offices of the Company in Midland, Texas, or at such other place, time or date as shall be mutually agreed.

9. CANCELLATION OF SHARES. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefore have been delivered as required by this Agreement.

10.  DISPOSITION LIMITATIONS. Neither the Trust nor any subsequent Holder shall make any disposition of the Shares (other than a Transfer to a Beneficial Owner) unless and until it shall have complied with all requirements of this Agreement applicable to the disposition of the Shares. The Company shall NOT be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Agreement OR (ii) to treat as the owner of the Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

11. RESTRICTIVE LEGENDS. The stock certificates for the Shares shall be endorsed with the following restrictive legend and any legend required to be placed thereon by the applicable blue sky laws of any state:

“The shares represented by this certificate are subject to certain rights of first refusal granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated December 31, 2004, between the Company and the registered holder of the shares (or the predecessor in      interest to the shares). A copy of such agreement is maintained at the Company’s principal corporate offices.”

12. TRANSFER RESTRICTIONS

A. RESTRICTIONS ON TRANSFER. Except for any Permitted Transfer, the Shares shall not be sold, transferred, assigned, encumbered or otherwise disposed of (i) in contravention of the First Refusal Right, (ii) in a manner such that any purchaser of Shares is or will be the beneficial owner of more than 1% of the issued and outstanding voting shares of the Company, or (iii) in a manner such that the number of shares sold or transferred exceeds the volume limitations provided in Rule 144 (e)(1) of the Securities Act of 1933.

B. TRANSFEREE OBLIGATIONS. Each person (other than the Company or the beneficial holders as they are located) to whom the Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this

Agreement and that the transferred shares are subject to the First Refusal Right, to the same extent such shares would be so subject if retained by trust.

13.  ADJUSTMENTS.  If, on or after the date of this Agreement, there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company as a result of which shares of any class of stock or other securities shall be issued in respect of any of the Shares, or if any of the Shares shall be changed into the same or a different number of shares of the same or another class of stock or other securities, or upon any other acquisition of any securities of the Company in any other manner, and whether in compliance with the provisions of this Agreement or otherwise, any such shares or other securities shall, from and after their receipt or acquisition by the Trust, constitute additional Shares and shall be subject to this Agreement as if originally included thereunder.

14.  NOTICE DELIVERY REQUIREMENTS.  All notices or other communications which are required or permitted hereunder shall be in writing and shall be delivered either personally or by telegram, telex, telecopy or similar facsimile means, by registered or certified mail (postage prepaid and return receipt requested), or by express courier or delivery service, addressed as follows:

If to the Company:

Cap Rock Energy Corporation

500 W. Wall Street

Suite 400

Midland, Texas 79701

Attention:  Mr. David W. Pruitt, CEO

Telecopy:  915-684-0333

If to the Trust:

Cap Rock Energy Corporation Shareholders’ Trust

115 S. Travis Street

Sherman, Texas 75090

Attention:  Mr. Ronald W. Lyon

Telecopy:  903-868-2492

or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail.

15.  FURTHER ASSURANCES.  The parties hereto agree (i) to furnish upon request to each other such further information; (ii) to execute and deliver to each other such other documents; and (iii) to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

16.  WAIVER.  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

17.  ENTIRE AGREEMENT AND MODIFICATION.  This Agreement is intended by the parties to this Agreement as a final expression of their agreement with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement may not be modified, rescinded, or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

18.  LIMITATIONS ON ASSIGNMENTS.  The Company shall not, during the term of this Agreement, assign, transfer or otherwise dispose of any of its rights hereunder to a person other than an Affiliate of the Company, without the prior written consent of the Trust. An Affiliate of the Company to whom any rights hereunder may have been transferred in accordance with this Agreement shall not, during the term of this Agreement, assign, transfer or otherwise dispose of any of its rights hereunder to a person other than the Company or another Affiliate of the Company, without the prior written consent of the Trust.

19.  PERSONS BOUND.  This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of the parties hereto and their permitted successors and assigns whether or not any such person shall have become a party to this agreement and have agreed in writing to join herein and be bound by the terms hereof. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement, and their permitted successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other person or entity.

20.  SEVERANCE.  In the event any court of competent jurisdiction shall hold any provision of this Agreement invalid or unenforceable, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

21.  SECTION HEADINGS, CONSTRUCTION.  The headings of articles and sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words “herein,” “hereof,” “hereby,” “hereinabove,” “hereinbelow,” “hereunder,” and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

22.  CONSENT OR PERMISSION NOT TO BE UNREASONABLY WITHHELD.  Except as otherwise expressly stated herein, whenever the consent or permission of a party hereto is required hereunder, such consent or permission shall not be unreasonably withheld or delayed.

23.  TIME OF ESSENCE.  With regard to all time periods set forth or referred to in this Agreement, time is of the essence.

24.  GOVERNING LAW.  THIS AGREEMENT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS. IN THE EVENT ANY CONTROVERSY ARISES OUT OF OR RELATES TO THIS AGREEMENT, THE TRUSTEES AND REPRESENTATIVES OF THE COMPANY SHALL FIRST MEET IN MIDLAND, TEXAS, AND ATTEMPT TO NEGOTIATE A RESOLUTION OF THEIR DISPUTE. IN THE EVENT SUCH NEGOTIATION SHALL FAIL TO RESOLVE ANY SUCH CONFLICT, THE PARTIES HEREBY AGREE TO SUBMIT TO ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS THEN CURRENT COMMERCIAL ARBITRATION RULES. ANY SUCH CONTROVERSY SHALL BE

SUBMITTED IN DALLAS, TEXAS, TO A PANEL OF THREE (3) ARBITRATORS, ONE CHOSEN BY EACH PARTY AND THE THIRD UNDER THE AMERICAN ARBITRATION RULES. AT LEAST TWO (2) OF THE ARBITRATORS SHALL HAVE EXPERIENCE WITH SECURITIES. THE ARBITRATORS WILL HAVE NO AUTHORITY TO AWARD PUNITIVE OR OTHER DAMAGES NOT MEASURED BY THE PREVAILING PARTY’S ACTUAL DAMAGES AND MAY NOT, IN ANY EVENT, MAKE ANY RULING, FINDING, OR AWARD THAT DOES NOT CONFORM TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE PARTIES SHALL FAITHFULLY OBSERVE THIS AGREEMENT AND SUCH RULES, AND WILL ABIDE BY AND PERFORM ANY AWARD RENDERED BY THE ARBITRATORS, AND A JUDGMENT OF ANY COURT HAVING JURISDICTION MAY BE ENTERED ON THE AWARD. THE PROVISIONS OF THIS SECTION 20

ARE A MATERIAL INDUCEMENT FOR BOTH THE COMPANY AND THE TRUST ENTERING INTO THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN. THE COMPANY AND THE TRUST EACH HEREBY ACKNOWLEDGE THAT IT HAS REVIEWED THE PROVISIONS OF THIS SECTION 20 WITH ITS INDEPENDENT LEGAL COUNSEL.

25.  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

SIGNATURES

To evidence the binding effect of the covenants and agreements described above, the Company (by its duly authorized officer) and the Trust (by the Trustees) have caused this Agreement to be executed and delivered as of, but not necessarily on, the date first written above.

CAP ROCK ENERGY CORPORATION

By:	/s/ DAVID W. PRUITT
David W. Pruitt, CEO

CAP ROCK ENERGY CORPORATION
SHAREHOLDERS’ TRUST

By:	/s/ ALFRED J. SCHWARTZ
Alfred J. Schwartz, Trustee

By:	/s/ ROBERT G. HOLMAN
Robert G. Holman, Trustee

EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED              hereby sell(s), assign(s) and transfer(s) unto Cap Rock Energy Corporation (the “Corporation”),                (        ) shares of the Common Stock of the Corporation standing in its name on the books of the Corporation represented by Certificate No.                 herewith and do(es) hereby irrevocably constitute and appoint                   Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

CAP ROCK ENERGY CORPORATION
SHAREHOLDERS’ TRUST

Alfred J. Schwartz, Trustee

Robert G. Holman, Trustee

INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the First refusal Right without requiring additional signatures on the part of the Holder.

APPENDIX

The following definitions shall be in effect under the Agreement:

A. AGREEMENT shall mean this Right of First Refusal Agreement.

B. BENEFICIAL OWNER shall mean the former members of Cap Rock Electric Cooperative, Inc. (the “Cooperative” and predecessor to the Company) for whom the Company does not have valid addresses and are entitled to the Shares that would have otherwise been distributed to those former members of the Cooperative in connection with the full implementation of the conversion of the Cooperative from a member owned electric cooperative to a shareholder owned business corporation.

C. COMMON STOCK shall mean the Company’s common stock.

D. COMPANY shall mean Cap Rock Energy Corporation, a Texas corporation, and any successor corporation to all or substantially all of the assets or voting stock of Cap Rock Energy Corporation.

E. DISPOSITION NOTICE shall have the meaning assigned to such term in Section 2.

F. EXERCISE NOTICE shall have the meaning assigned to such term in section 3.

G. FIRST REFUSAL RIGHT shall mean the right granted to the Company in accordance with Section 1.

H. 1933 ACT shall mean the Securities Act of 1933, as amended.

I. HOLDER shall have the meaning assigned in Section 1 and shall also mean the Trust and all subsequent holders of the Shares who derive their chain of ownership through a Permitted Transfer from the Trust.

J. PERMITTED TRANSFER shall mean (i) a transfer to a Beneficial Owner and (ii) a transfer to the State of Texas pursuant to the escheat laws of that state; provided that any subsequent transfer or sale by the State of Texas, other than to a Beneficial Owner shall be subject to this Agreement.

K. PURCHASE PRICE shall have the meaning assigned to such term in Section 3.

L. RECAPITALIZATION shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration.

M. SEC shall mean the Securities and Exchange Commission.

N. SUBSIDIARY shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Y. TARGET SHARES shall have the meaning assigned to such term in Section 2.